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                               EXHIBIT D.(XXXV)(a)
                              AMENDMENT NUMBER 8 TO
                          INVESTMENT SERVICES AGREEMENT

      Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company (formerly known as The Hartford Investment Management Company) dated March 3, 1997, (the "Agreement"), THE HARTFORD SELECT MIDCAP GROWTH FUND and THE HARTFORD SELECT MIDCAP VALUE FUND are hereby included in the Agreement as a Portfolios. All provisions in the Agreement shall apply to the management of The Hartford Select MidCap Growth Fund and The Hartford Select MidCap Value Fund.

      This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of December 4, 2006.

                                    HARTFORD INVESTMENT FINANCIAL SERVICES, LLC


                                    By:    /s/John C. Walters
                                           ------------------
                                    Name:  John C. Walters
                                    Title: Executive Vice President


                                    HARTFORD INVESTMENT MANAGEMENT COMPANY


                                    By:    /s/David M. Znamierowski
                                           ------------------------
                                    Name:  David M. Znamierowski
                                    Title: President